UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2011
ALERE INC.

(Exact name of registrant as specified in charter)

Delaware	1-16789	04-3565120

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453
(Address of Principal Executive Offices) (Zip Code)
(781) 647-3900
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.
On September 27, 2011, Alere Inc. and Quidel Corporation amended the terms of the agreement pursuant to which Alere licenses its lateral flow patents to Quidel primarily in order to modify the royalty payable by Quidel thereunder. In consideration of a one-time payment of $13.8 million payable by Quidel on or before October 2, 2011, Alere and Quidel agreed to reduce the royalty rate payable under the license from 8.5% to 4.25% for the period beginning July 1, 2011 and ending with the expiration of the last patent to expire of the Alere portfolio of lateral flow patents. Also, during January 2012, at the option of either Quidel or Alere, the remaining royalty obligation under the license may be converted to a fully paid up license effective January 1, 2012, in consideration of a payment of $15.7 million less royalties paid at the reduced rate of 4.25% for the period July 1, 2011 through December 31, 2011.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALERE INC.
Date: September 28, 2011	By:	/s/ Jay McNamara
Jay McNamara
Senior Counsel, Corporate & Finance